Exhibit 10.9
EXECUTIVE AGREEMENT
          THIS EXECUTIVE AGREEMENT (this “Agreement”) is made effective as of April 10, 2006 (the “Effective Date”), by and among SPI Petroleum LLC, a Delaware limited liability company (the “Company”), and E. Perot Bissell (“Executive”). Certain definitions are set forth in Section 8 of this Agreement.
          Pursuant to a letter agreement between Executive and the Company as of the Effective Date (the “Letter Agreement”), the Company issued to Executive, 13,250 of the Company’s Common Units (the “Common Units”). All Common Units acquired by Executive pursuant to the Letter Agreement or otherwise thereafter acquired are referred to herein as “Executive Securities.”
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
          1. Purchase and Sale of Executive Securities.
          (a) As of the Effective Date, the Company issued to Executive 13,250 Common Units.
          (b) In connection with the issuance of the Executive Securities, Executive represents and warrants to the Company that:
          (i) The Executive Securities acquired by Executive are being acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.
          (ii) Executive is an accredited investor within the meaning of the Securities Act.
          (iii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.
          (iv) Executive is able to bear the economic risk of investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
          (v) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and have had full access to such other information concerning the Company as Executive has requested.
          (vi) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.
          (c) As an inducement to the Company to issue the Executive Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive, nor any provision contained herein, shall entitle Executive to remain in the employment of the Company or any of its subsidiaries or affect the right of any of them to terminate Executive’s employment at any time for any reason.
          2. Vesting of Executive Securities.
          (a) The Executive Securities shall vest in the manner specified in, and otherwise be subject to the terms of, this Section 2.
          (b) Time-Vesting.
          (i) The Executive Securities will be subject to time vesting and will time vest on a monthly, straight-line basis over the twenty-four month period beginning effective as of the Effective Date (i.e., 1/24 of the Executive Securities will vest at the end of each thirty day period), provided that Executive is, and has been, continuously employed by the Company or any of its subsidiaries from such date.
          (ii) Notwithstanding the foregoing, immediately prior to the occurrence of a Qualified Change of Control, all Executive Securities which have not yet become time vested shall become time vested at the time of such event.
          (c) Forfeiture. Notwithstanding the foregoing, any Executive Securities that vest in accordance with Section 2(b) above shall nonetheless and automatically be forfeited for no additional consideration if, upon the occurrence of a Qualified Change of Control, the Inflows prior to and in connection with such Qualified Change in Control do not equal or exceed the product of (x) three (3), and (y) the Outflows prior to such Qualified Change in Control.
          (d) Separation. For the avoidance of doubt, no Executive Securities will vest after a Separation (as defined below).
          3. Restrictions on Transfer of Executive Securities.
          (a) Transfer of Executive Securities. The holders of Executive Securities shall not Transfer any interest in any Executive Securities, except pursuant to and as permitted by the LLC Agreement.

          (b) Legend. The certificates (if any) representing the Executive Securities will bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF                           , 2006, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF                           , 2006 A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
          (c) Opinion of Counsel. No holder of Executive Securities may Transfer any Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. In addition, if the holder of the Executive Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Executive Securities shall require registration under the Securities Act or applicable state securities laws, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Executive Securities that do not bear the Securities Act portion of the legend set forth in Section 3(b). If the Company is not required to deliver new certificates for such Executive Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 3.
          4. Employment. The Company agrees to employ Executive, and Executive accepts such employment, for the period beginning effective as of the Effective Date, and ending upon his termination of employment for any reason (the “Employment Period”). During the Employment Period, Executive will earn a base salary of $34,000 per month, which salary shall be payable in regular installments by a subsidiary of the Company in accordance with its general payroll practices in effect from time to time. During the Employment Period, Executive shall report to the Board and shall serve as the chief executive officer of the Company and shall have the normal duties, responsibilities, functions and authority of such position. While serving in this capacity, Executive shall manage the day-to-day affairs of the Company, which shall include, but not be limited to, acquisitions, acquisition integration, strategic direction, succession plans for the Company’s principal operating divisions, capital structure, supplier and vendor relationships, capital allocation, capital raising, recruitment and hire of a new chief executive officer, preparation of the Company for a public offering, restructuring of the Company’s finance department, risk management strategies, development of reporting metrics, supervision of senior executive personnel, and other duties as determined from time to time by the Board. The Board may terminate executive at any time, but if the Board terminates Executive, Executive shall continue to receive his base salary payments for 90 days after such termination.
          5. Confidential Information. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and its subsidiaries and Affiliates are the property of the Company or such subsidiaries and Affiliates. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of such information, observations or data without the Board’s written consent, unless and to the extent that the aforementioned matters, (i) become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act, (ii) were known to Executive prior to Executive’s employment with the Company or any of its subsidiaries and Affiliates, or (iii) are required to be disclosed pursuant to any applicable law or court order. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.
          6. Definitions.
          “Affiliate” means, with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person.
          “Board” means the board of managers of the Company.
          “Executive Securities” will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include equity of the Company (or a corporate successor to the Company) issued with respect to Executive Securities (i) by way of a unit split, unit dividend, conversion, or other recapitalization or (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering. Notwithstanding the foregoing, all unvested Units shall remain unvested Units after any Transfer thereof.
          “Inflows” means, as of any measurement date, the sum of all cash payments received by the Investors with respect to or in exchange for equity securities of the Company from and including April 9, 2004, through such measurement date.
          “Investors” has the meaning given to such term in the LLC Agreement.

          “LLC Agreement” means the Limited Liability Company Agreement of the Company, as amended from time to time pursuant to its terms.
          “Outflows” means, as of any measurement date, all cash payments made by the Investors (on a cumulative basis) with respect to or in exchange for securities of the Company from, including and after April 9, 2004.
          “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.
          “Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.
          “Qualified Change of Control” means a transaction (or series of related transactions), the consummation of which results in the acquisition by an independent third party or independent third parties of at least 51% of the economic interests represented by the equity owned by the Investors (calculated immediately prior to the occurrence of such event) (whether through a merger, consolidation, sale or transfer of the Investors’ interests or sale of assets) and the receipt by the Investors of cash, cash equivalents or marketable securities; provided that, if at least 80% of the economic interests represented by the equity owned by the Investors is transferred, regardless of the consideration received, such event will be deemed to be a Qualified Change of Control.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).
          7. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:
          If to the Company:
SPI Petroleum LLC
1120 N.W. 63rd Street
Suite 300
Oklahoma City, OK 73116-6505
Telephone:      (405) 848-3500
Telecopy:      (405) 848-3508
Attention:      Board of Managers

with copies to:
To each of the Investors at the addresses below.
and
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Telephone:      (312) 861-2000
Telecopy:      (312) 861-2200
Attention:      Richard W. Porter, P.C. and Martin A. DiLoreto, Jr.
          If to Executive:
E. Perot Bissell
201 Broad Street Penthouse
Stamford, CT 06901
Telephone:      (203) 358-4668
Telecopy:      (203) 324-6995
If to the Investors:
NCA Energy, Inc.
600 University Street, Suite 1720
Seattle, WA 98101
Telephone:      (206) 689-5615
Telecopy      (206) 689-5614
Attention:      Bradford N. Creswell
RBCP Energy Fund Investments, LP
c/o Cadent Energy Partners, LLC
287 Bowman Avenue, 4th Floor
Purchase, NY 10577
Telephone:      (914) 253-0404
Telecopy:      (914) 253-0406
Attention:      Bruce Rothstein
Waud Capital Partners, L.P.
560 Oakwood Avenue, Suite 203
Lake Forest, IL 60045
Telephone:      (847) 604-9550
Telecopy:      (847) 604-9554
Attention:      Reeve B. Waud Bill McMaster

with a copy to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Telephone:      (312) 861-2000
Telecopy:       (312) 861-2200
Attention:      Richard W. Porter, P.C. and Martin A. DiLoreto, Jr.
or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.
          8. General Provisions.
          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such equity for any purpose.
          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          (d) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

          (f) Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          (g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
          (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive and with the prior approval of the Majority RBC Holders and the Majority Waud Holders (each as defined in the LLC Agreement).
          (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
          (j) Withholding. The Company and its subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes imposed with respect to Executive’s compensation or other payments from the Company or any of its subsidiaries or Executive’s ownership interest in the Company.
          (k) Termination. This Agreement shall survive a Separation and shall remain in full force and effect after such Separation.
          (l) Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.
*    *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Executive Agreement on the date first written above.

SPI PETROLEUM LLC

By:	/s/ George Fastuca
Name:	George Fastuca
Its:

/s/ E. Perot Bissell
E. PEROT BISSELL